Hydrofarm Enters into Agreement to Acquire House & Garden

Manufacturer and Supplier of Hydroponic Nutrients and Equipment to Expand Hydrofarm’s
Product Line and Market Position as Company Accelerates Strategic Acquisition Strategy

Fairless Hills, Pa. (Monday, May 24, 2021) – Hydrofarm Holdings Group, Inc. (“Hydrofarm”) (Nasdaq: HYFM), a leading independent distributor and manufacturer of hydroponics equipment and supplies for controlled environment agriculture (“CEA”), announced it has entered into an agreement to acquire House & Garden, Inc., Humboldt Wholesale, Inc., Allied Imports & Logistics, Inc., and South Coast Horticultural Supply, Inc. (collectively “House & Garden”), a Humboldt County, Calif.-based producer of quality nutrients under the House & Garden and Mad Farmer brands. The announcement follows Hydrofarm’s recent acquisition of nutrient manufacturer HEAVY 16 as the company accelerates its acquisition strategy.

Hydrofarm will fund the purchase price of approximately $125 million using its existing cash resources and under the terms of the transaction agreement, House & Garden will become a wholly owned indirect subsidiary of Hydrofarm Holdings Group, Inc. Subject to customary closing conditions, the transaction is expected to be completed over the next 40 days.

“House & Garden offers a strong product line of plant nutrients that will strengthen our position in the nutrient sector and complement our rapidly expanding portfolio of premium products for controlled environment agriculture,” said Bill Toler, Chairman and Chief Executive Officer of Hydrofarm. “House & Garden’s expansive distribution network across nearly 40 states and 10 countries provides a tremendous opportunity for us to extend our global reach and market penetration.”

“We admire Hydrofarm’s deep roots as a leader in the hydroponics industry,” said Steven Muller, founder of House & Garden. “We share a vision for a greener, prosperous and sustainable future as we capitalize on this pivotal moment for indoor plant cultivation that’s been fueled by consumer behavior and shifting legislative tailwinds in markets across the country.”

The acquisition continues Hydrofarm’s strategic efforts to acquire manufacturers of branded products in key CEA product categories. The strategic combination of Hydrofarm’s leading distribution platform with the House & Garden and Mad Farmer brands is expected to drive further growth across the combined company’s global customer base. Hydrofarm expects House & Garden to generate approximately $55 million in net sales across the full calendar year 2021, representing significant growth from the prior year. House & Garden’s profit margin profile will be accretive to Hydrofarm and as a result, the Company expects the acquisition will enhance the Company’s adjusted EBITDA margin for the 2021 fiscal year. The transaction represents an acquisition multiple of less than 7x House & Garden’s estimated 2021 Adjusted EBITDA, excluding synergies.

The House & Garden brand lineup, including its popular Root Excelurator additives, and the Mad Farmer brand, will become the second and third “house” brands added via acquisition to Hydrofarm’s product portfolio this year. Hydrofarm intends to continue expanding its lineup of proprietary branded products in the lighting, climate control, nutrients and growing media categories via acquisition and in-house innovation.

Rothschild & Co. is serving as financial advisor and Cozen O’Connor is serving as legal advisor to Hydrofarm. Deloitte Corporate Finance LLC is serving as financial advisor and Dentons LLP is serving as legal advisor to House & Garden.

About Hydrofarm Holdings Group, Inc.
Hydrofarm is a leading distributor and manufacturer of controlled environment agriculture equipment and supplies, including high-intensity grow lights, climate control solutions, and growing media, as well as a broad portfolio of innovative and proprietary branded products. For more than 40 years, Hydrofarm has helped growers in the U.S. and Canadian markets make growing easier and more productive.  The Company’s mission is to empower growers, farmers and cultivators with products that enable greater quality, efficiency, consistency and speed in their grow projects.  For additional information, please visit: www.hydrofarm.com

About House & Garden
Humboldt County’s House & Garden is located in Arcata, Calif., and produces and distributes premium-grade plant nutrients and fertilizers across the globe. Whether you garden as a hobby, or grow food and/or flowers for the masses, House & Garden’s line of high quality plant nutrients and additives can aid in increasing your crop’s yield and overall quality. Visit https://house-garden.us for more information.

Cautionary Note Regarding Forward-Looking Statements
Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:

The ongoing COVID-19 pandemic could have a material adverse effect on the Company’s business, results of operation, financial condition and/or cash flows; Interruptions in the Company's supply chain, whether due to COVID-19 or otherwise could adversely impact expected sales growth and operations; The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues; Certain of the Company’s products may be purchased for use in new or emerging industries or segments, including the cannabis industry, and/or be subject to varying, inconsistent, and rapidly changing laws, regulations, administrative and enforcement approaches, and consumer perceptions and, among other things, such laws, regulations, approaches and perceptions may adversely impact the market for the Company’s products; Compliance with environmental and other public health regulations or changes in such regulations or regulatory enforcement priorities could increase the Company’s costs of doing business or limit the Company’s ability to market all of its products; Damage to the Company’s reputation or the reputation of its products or products it markets on behalf of third parties could have an adverse effect on its business; If the Company is unable to effectively execute its e-commerce business, its reputation and operating results may be harmed; The Company’s operations may be impaired if its information technology systems fail to perform adequately or if it is the subject of a data breach or cyber-attack; The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company’s business; Acquisitions, other strategic alliances and investments could result in operating and integration difficulties, dilution and other harmful consequences that may adversely impact the Company’s business and results of operations. Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the

Company’s annual, quarterly and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

Investor Relations:
ICR
Fitzhugh Taylor
ir@hydrofarm.com

Media Contacts:
The LAKPR Group
Hannah Arnold, 202-559-9171, harnold@lakpr.com
Lynn Trono, 323-672-8226, ltrono@lakpr.com
-or-
Hydrofarm
Lisa Gallagher, 513-505-2334, lgallagher@hydrofarm.com